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                                 EMPLOYMENT AGREEMENT


                                     ARTICLE 1
                                 GENERAL PROVISIONS

     Section 1.01 EMPLOYMENT AGREEMENT. This Employment Agreement ("Agreement") is entered into as of the first day of October, 1996 by and between Lawrence Merchandising Corporation dba Charlotte Russe, a California Corporation ("Company"), and Mr. Bernard Zeichner ("Mr. Zeichner").

                                     ARTICLE 2
                                POSITION AND DUTIES

     Section 2.01 POSITION. Company shall employ Mr. Zeichner as its President and Chief Executive Officer. During the term of his employment by the Company, Mr. Zeichner shall also serve as a member of the Company's Board of Directors (the "Board") and as a member of the Board of Directors (the "Parent Board") of Charlotte Russe Holding, Inc. ("Parent").

     Section 2.02 DUTIES. Mr. Zeichner shall have such authority and duties which are customary for the position of a President and Chief Executive Officer and shall perform such executive-level duties as may be assigned to him by Company or its Board of Directors which reasonably serve the purpose of this Agreement and/or meet the needs of Company and its affiliates. Mr. Zeichner shall be based in San Diego at Company's headquarters and shall report only to the Board and Directors of the Company. All other officers and employees of the Company shall report directly or indirectly to Mr. Zeichner.

     Section 2.03 FULL ATTENTION TO BUSINESS. During said employment, except for sick leave, reasonable vacations and excused leaves of absence, Mr. Zeichner shall devote his full business time energies, interest, abilities and productive efforts to the business of the Company and its affiliates and shall not, without the Company's written consent, render any kind of services to others for compensation and, in addition, shall not engage in any activity which conflicts or interferes with the performance of Mr. Zeichner's duties hereunder.

     Section 2.04 COVENANTS NOT TO COMPETE DURING TERM. During the term of this Agreement, Mr. Zeichner shall not participate in any capacity in any business competing with the Company or any of its affiliates.

                                     ARTICLE 3
                                 TERM OF EMPLOYMENT

     Section 3.01 TERM. Subject to earlier termination as provided in this Agreement, Mr. Zeichner shall be employed commencing on the date first mentioned above and ending on the third anniversary of such date (the "Term"). Neither party is under any obligation to renew or

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extend this Agreement.  Any new employment agreement shall only be effective after having been reduced to writing and executed by both parties hereto. In the absence of earlier termination as provided herein, this Agreement shall terminate atomically on the third anniversary of such date. In the event Mr. Zeichner continues to perform services after this Agreement has terminated, and pending execution of a new employment agreement, if any, such services shall constitute employment for an unspecified term, terminable at will, with or without cause or reason, with or without advance notice, and with or without pay in lieu of advance notice.

                                     ARTICLE 4
                                    COMPENSATION

     Section 4.01 SALARY. Company shall pay Mr. Zeichner an annualized base salary of $275,000, to be paid in accordance with Company's pay policy.

     Section 4.02 STOCK OPTIONS. Mr. Zeichner shall be granted options under the Charlotte Russe Holding, Inc. 1996 Long-Term Incentive Plan(the "Parent Plan"), to purchase 3.5% of the Company's common stock, on a primary basis, at an exercise price of $100 per share. Mr. Zeichner shall also be granted additional options under the Parent Plan to purchase 1.5% of the Company's common stock, on a primary basis, at an exercise price of $200 per share. Such options shall have a term of 10 years. Such options shall vest in five equal annual installments commencing on the first anniversary on the date hereof, provided, however that 75% of any invested options shall become vested if at the time of a registered underwritten initial public offering of the Parent's common stock or for any 25 consecutive trading day period thereafter the fair market value of the Parent's common stock held by the Parent's controlling shareholder exceeds $250 per shares, as adjusted to take into account any event referred to in Section4(b) of the Parent Plan. For purposes of this Section 4.02, the fair market value of a share of the Parent's common stock shall be: (i) the closing price of a share of the Parent's common stock on the principal exchange on which shares of the Parent's common stock are then trading, if any, or (ii) if such common stock is not traded on an exchange but is quoted on NASDAQ or a successor quotation system, (1) the sales price (if the Parent's common stock is then listed as a National Market Issue under the NASD National Market System) or(2) the mean between the closing representative bid and asked prices (in all other cases) for the Parent's common stock as reported by NASDAQ or such successor quotation system.

     Section 4.03 PERFORMANCE BONUS. For work performed during each of fiscal year 1997, 1998 and 1999 (ending September 30, 1997, 1998 and 1999, respectively), Mr. Zeichner shall be eligible for a bonus based upon achievement of budgeted annual performance goals established by the Board, in which deliberations Mr. Zeichner shall be entitled to participate as a member thereof. Mr. Zeichner's bonus opportunity shall range from 0% to 100% of his base salary, with 35% of base salary payable upon attainment of 100% of the budgeted performance goals.

     Section 4.04 PERFORMANCE BONUS CONDITIONS. The Performance Bonus shall be paid by check no later than 75 days following fiscal year end. Mr. Zeichner must be actively employed


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as of fiscal year end to be eligible for this bonus. If Mr. Zeichner quits or is fired "for cause" as herein defined in Section 6.04, there shall be no bonus to Mr. Zeichner in respect of the year of such termination. If Mr. Zeichner is terminated prior to fiscal year end without cause or by reason of Mr. Zeichner's disability or death or if Mr. Zeichner terminates his employment for "good reason", Mr. Zeichner shall receive a pro-rata bonus based on actual performance, to be figured by pro-rating any bonus that would have been paid for the full fiscal year on a daily basis, to the date of termination.

     Section 4.05 HEALTH INSURANCE. Mr. Zeichner and his family shall be entitled to participate in any Company-provided group medical, vision or dental insurance plans. Company shall pay the entire cost of premiums for the group medical insurance. Mr. Zeichner may elect to purchase coverage for himself and his family for vision care and dental insurance.

     Section 4.06 AUTO PRIVILEGES. Mr. Zeichner shall be entitled to the use of an automobile leased by the Company.

     Section 4.07 VACATION. Mr. Zeichner shall be entitled to the use of an automobile leased by the Company.

     Section 4.08 VACATION. Mr. Zeichner shall be entitled to two weeks of paid vacation per year.

     Section 4.09 REIMBURSEMENT OF LEGAL FEES. Mr. Zeichner shall receive reimbursement for reasonable attorney fees incurred in connection with this employment agreement and the Securityholders Rights Agreement. Mr. Zeichner shall submit to Company the legal bills for reimbursement.

     Section 4.10 BUSINESS EXPENSE REIMBURSEMENT. The Company shall reimburse Mr. Zeichner for all reasonable business expenses incurred and documented pursuant to the Company's expense reimbursement policies and practices.

     Section 4.11 LIABILITY INSURANCE AND INDEMNIFICATION. Mr. Zeichner shall be added as an additional named insured under all liability insurance policies now in force or hereafter obtained covering any officer or director of the Company or Parent in his or her capacity as an officer or director. The Company and Parent shall also indemnify Mr. Zeichner in his capacity as an officer or director and hold him harmless from any cost, expense or liability arising out of or relating to any act or decisions made by him on behalf of or in the course of performing services for the Company and Parent to the fullest extent permitted by California law to the same extent as provided to other officers or directors of the Company and Parent.

                                     ARTICLE 5
                                 UNFAIR COMPETITION


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     Section 5.01  CONFLICT OF INTEREST.  The Company relies on the integrity and good judgment of all employees to observe ethical, professional and legal standards, and good business practices, in the conduct of the Company's business. In keeping with ethical business practice, it is critical that Mr. Zeichner refrain from activities which conflict with the best interest of the Company.

     Section 5.02 COVENANT NOT TO MISUSE INFORMATION. Mr. Zeichner agrees to execute and abide by the Trade Secret and Confidentiality Agreement set forth in Exhibit "A", which is incorporated herein by reference and made a part hereof. Mr. Zeichner's compliance with the terms of Exhibit "A" is a material requirement of this Agreement.

                                     ARTICLE 6
                             TERMINATION OR RESIGNATION

     Section 6.01 TERMINATION WITHOUT CAUSE. The Company may terminate this Agreement at any time, without notice, without cause. In such an event, Company shall comply with the severance compensation provisions set forth in Sections
6.02 and 6.03.

     Section 6.02 TERMINATION WITHOUT CAUSE SEVERANCE COMPENSATION. In the event Mr. Zeichner's employment is terminated by the Company without cause, he shall be entitled to severance equal to 100% of his annual base salary payable as set forth in Section 6.03. If Mr. Zeichner breaches any of his obligations hereunder including, without limitation, Exhibit A hereto, the company shall be relieved of any obligation hereunder to make severance payments to Mr. Zeichner.

          No Severance shall be payable hereunder in the event Mr. Zeichner resigns his employment other than for "good reason" as provided in Section 6.08 or is terminated for "cause", as herein defined under Section 6.04.

     From date of notification by the Company that it has elected to terminate his employment, Mr. Zeichner will be free to discuss a position with other prospective employers. Mr. Zeichner may continue with current title and responsibilities after the termination notice date, upon mutual consent of Company and Mr. Zeichner. During the period after notification, but prior to leaving Company, Mr. Zeichner will be entitled to all compensation and employee benefits under Section 4 of this Agreement until the actual termination. Mr. Zeichner's severance benefits hereunder shall not be offset by any income or earnings from any other employment he may obtain and Mr. Zeichner shall be under no duty to mitigate the Company's damages under this Agreement by obtaining or attempting to obtain successor employment

     Section 6.03 SEVERANCE DISTRIBUTION. The severance compensation payable to Mr. Zeichner under Section 6.02 of this Agreement will be paid to Mr. Zeichner on a monthly basis, less required payroll taxes. Company shall be entitled to cease making any severance

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compensation payments required under this Agreement in the event Mr. Zeichner breaches any provision of this Agreement or Exhibit "A".

     Section 6.04 TERMINATION FOR CAUSE. The Company may terminate this Agreement at any time, without notice, for cause. In such an event, no severance compensation whatsoever shall be paid to Mr. Zeichner. For the purposes of this Agreement, termination for cause shall mean that Mr. Zeichner was terminated because of: (i) Mr. Zeichner's wilful breach of duty, gross neglect of duty, gross carelessness or gross misconduct in the performance of Mr. Zeichner's duties; (ii) Mr. Zeichner's conviction of a crime involving moral turpitude; (iii) Mr. Zeichner's commission of any act of dishonesty involving the Company; (iv) Mr. Zeichner's unauthorized disclosure of material privileged or confidential information related to the Company or its employees except as may be compelled by legal process or court order or the violation of any provision of Exhibit "A"; (v) Mr. Zeichner's commission of some wilful act or omission which violates material Company policy, procedures, or otherwise constitutes unethical or detrimental business conduct; or (vi) any other willful act or omission by Mr. Zeichner which, in the reasonable good faith opinion of the Company has, or is reasonably likely to have, a material adverse impact upon the Company or its reputation, PROVIDED, HOWEVER, that with regard to clauses
(i), (v) and (vi) above, Mr. Zeichner's employment may not be terminated for cause unless and until the Board has given him reasonable written notice of its intended actions and specifically describing the alleged events, activities or omissions giving rise thereto and with respect to those events, activities or omissions for which a cure is possible, a reasonable opportunity to cure such breach. In the event that this Agreement is terminated for cause pursuant to this Section, neither the Company nor Mr. Zeichner shall have any remaining duties or obligations hereunder except as set forth in Section 6.07 or Exhibit A hereto, and the Company shall pay to Mr. Zeichner, or his estate, Mr. Zeichner's base salary pursuant to Section 4.01, prorated through the date of termination of this Agreement, and any performance bonus earned for prior pursuant to
Section 4.03 and unpaid as of the date of such termination.

     Section 6.05 AUTOMATIC TERMINATION. (a) This Agreement shall automatically terminate on the expiration of the Term of the Agreement, unless the parties expressly agree in writing to renew the Agreement as set forth in Section 3.01. No severance compensation whatsoever shall be paid to Mr. Zeichner under Section 6.02 in the event of a termination pursuant to this Section 6.05(a).

     (b) In the event that Mr. Zeichner's employment with the Company is terminated by reason of his death or disability, the Company shall continue to pay his base salary to him (or to his beneficiary, in the event of his death) for 12 months.

     Section 6.06 RESIGNATION. Mr. Zeichner may terminate this Agreement by giving the Company written notice of resignation thirty (30) days in advance of the date of resignation, Company may, at its sole discretion, upon receiving such notice of resignation, waive any or all of Mr. Zeichner's 30 days' notice period. No severance compensation whatsoever shall be paid to


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Mr. Zeichner under Section 6.02 or otherwise in the event of a termination pursuant to this Section.

     Section 6.07 TERMINATION FOR GOOD REASON. Mr. Zeichner may, at any time, terminate his employment with the Company for "good reason" (as defined below). In such event the Company shall pay Mr. Zeichner severance compensation as if the Company had terminated Mr. Zeichner's employment without "cause" under
Section 6.02. For purposes of this Agreement, "good reason" shall mean, without the express written consent of Mr. Zeichner, the occurrence of any of the following events unless such events are fully corrected within 30 days following notification by Mr. Zeichner to the Company that he intends to terminate his employment hereunder: (i) a material alteration, reduction or diminution in the duties, responsibilities and status of Mr. Zeichner's position as described in
Article 2 of this Agreement, (ii) the Company's requiring Mr. Zeichner to be based anywhere other than at the Company's headquarters, or anywhere outside of the San Diego metropolitan area, or (iii) a material breach by the Company of
Article 4 of this Agreement or of any material provision of the Shareholders Agreement (as defined in the Parent Plan).

     Section 6.08 TERMINATION OBLIGATIONS: RETURN OF COMPANY PROPERTY. Mr. Zeichner hereby acknowledges and agrees that all property of the Company or any affiliate thereof in possession of Mr. Zeichner, including without limitation, all books, manuals, files, financial statements, computer disks, contracts, lists (including without limitation, customer lists, price lists and/or pricing schedules, lists or summaries of the Company's or any affiliate's costs, lists of Company's or any affiliate's vendors or suppliers), and other documents of any kind, proprietary information, and equipment furnished to or prepared by Mr. Zeichner in the course of, or incident to, his employment belong exclusively to the Company or its affiliates, as the case may be, and shall be promptly returned to the Company or its affiliates, as the case may be, upon termination of Mr. Zeichner's employment for any reason. The obligations contained in this paragraph shall survive the termination of Mr. Zeichner's employment for any reason whatsoever.

                                 ARTICLE 7

                           MISCELLANEOUS PROVISIONS

     Section 7.01 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written Agreements, understandings, commitments, and practices between the parties. Other than as expressly set forth herein, Mr. Zeichner and Company acknowledge and represent that there are no other promises, terms, conditions or representations (verbal or written) regarding any matter relevant hereto. No supplement, modification, or amendment of any term, provision or condition of this Agreement shall be binding or enforceable unless evidenced in writing and executed by the parties hereto.


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     Section 7.02  CALIFORNIA LAW.  This Agreement shall be governed by and construed in accordance with the laws of the State of California, and the venue of any litigation commenced hereunder shall be San Diego, California.

     Section 7.03 PARTIAL INVALIDITY. If the application of any provision of this Agreement and Exhibit A hereto, or any section, subsection, subdivision, sentence, clause, phrase, word or portion of this Agreement and Exhibit A hereto should be held invalid or unenforceable, the remaining provisions thereof shall not be affected thereby, but shall continue to be given full force and effect as if the part so held invalid or unenforceable had not been included herein.

     Section 7.04 NOTICES. Notices given under this Agreement may be given by registered or certified mail, return receipt requested, or by personal delivery. A mailed notice shall be deemed given two (2) business days after mailing.

     Section 7.05 MR. ZEICHNER ACKNOWLEDGMENT. Mr. Zeichner acknowledges that he has read and understands this Agreement, is fully aware of its legal effect, has not acted in reliance upon any representations or promised made by Company other than those contained in writing herein, and has entered into an Agreement freely based on his own judgment.

     Section 7.06 OTHER REMEDIES. Nothing in this Agreement shall limit any remedy of Company under the California Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) or otherwise available under law.

     Section 7.07 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

     Section 7.08 NO ASSIGNMENT. This Assignment may not be assigned or encumbered in any way by Mr. Zeichner. The Company may assign this Agreement to any successor (whether by merger, consolidation, or purchase of the Company's stock) to all or a controlling interest in the Company's business, in which case this Agreement shall be binding upon and inure to the benefit of such successors and assigns.

     Section 7.09 NO SOLICITATION OF EMPLOYEES. Mr. Zeichner specifically agrees that during the term of this Agreement and for a period of two 92) years thereafter, Mr. Zeichner shall not, directly or indirectly, either for himself or for any other person, firm, corporation or legal entity, solicit any then employee of Company or any affiliate thereof to leave the employment of Company or any such affiliate.

     Section 7.10 LIMITATION ON WAIVER. A waiver of any term, provision or condition of this Agreement shall not be deemed to be, or constitute a waiver of any other term, provision or condition herein, whether or not similar. No waiver shall be binding unless in writing and signed by the waiving party.


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     Section 7.11  ATTORNEYS' FEES.  In the event that any proceeding is commenced involving the interpretation or enforcement of the provisions of this Agreement, the Party prevailing in such proceeding shall be entitled to recover its costs and reasonable attorneys' fees from the non-prevailing party.


     IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement on the dates set forth below:


Bernard Zeichner                        LAWRENCE MERCHANDISING
                                        CORPORATION dba
                                        CHARLOTTE RUSSE


By: /s/ BERNARD ZEICHNER                /s/ ALAN KARP
    --------------------------          --------------------------------
                                            Its Authorized Agent

Dated: October 7, 1996                  Dated: October 7, 1996
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